UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2022

Allena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38268	45-2729920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Newton Executive Park Suite 202 Newton, Massachusetts	02462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 467-4577

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALNA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement

ATM Sales Agreement

On July 8, 2022, Allena Pharmaceuticals, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (the “Sales Agent”) with respect to an at the market offering program, under which the Company may, from time to time in its sole discretion, issue and sell through or to the Sales Agent, acting as the Company’s agent, up to $6,189,480 of shares of the Company’s common stock, par value $0.001 per share (the “Placement Shares”). The issuance and sale, if any, of the Placement Shares by the Company under the Sales Agreement will be made pursuant to a prospectus supplement to the Company’s registration statement on Form S-3, originally filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2021 and declared effective by the SEC on May 12, 2021 (Registration No. 333-255837).

Pursuant to the Sales Agreement, the Sales Agent may sell the Placement Shares by any method deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent will use commercially reasonable efforts consistent with normal trading and sales practices to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurance that it will issue any shares of its common stock pursuant to the Sales Agreement.

The Company will pay the Sales Agent a commission of 3.0% of the gross sales proceeds of any Placement Shares sold under the Sales Agreement. In addition, pursuant to the terms of the Sales Agreement, the Company has agreed to reimburse the Sales Agent for the reasonable fees and expenses of their legal counsel incurred in connection with (i) entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000 in the aggregate and (ii) the Sales Agents’ due diligence update sessions, including such certificates, letters and opinions from the Company, its officers and its agents, as the Sales Agent may reasonably request, in an amount not to exceed $2,500 in the aggregate per calendar quarter, plus any incidental expense incurred by the Sales Agent in connection therewith.

The Company is not obligated to make any sales of Placement Shares under the Sales Agreement. No assurance can be given that the Company will sell any Placement Shares under the Sales Agreement, or, if it does, as to the price or amount of Placement Shares that it sells or the dates when such sales will take place. The offering of Placement Shares pursuant to the Sales Agreement will terminate upon the earlier to occur of (i) the issuance and sale of all Placement Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement in accordance with its terms.

Because there is no minimum offering amount required pursuant to the Sales Agreement, the total number of shares to be sold under the Sales Agreement, if any, and proceeds to the Company, if any, are not determinable at this time. The Company expects to use any net proceeds for working capital, which may include repayment of debt, and other general corporate purposes.

The Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Goodwin Procter LLP as to the legality of the Placement Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	At the Market Offering Agreement dated July 8, 2022 by and between Allena Pharmaceuticals, Inc. and H.C. Wainwright & Co., LLC

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2022	Allena Pharmaceuticals, Inc.

	By:	/s/ Richard Katz
Richard Katz, M.D.
Chief Financial Officer